AMENDED AND RESTATED
                      MANAGEMENT AGREEMENT

          THIS AMENDED AND RESTATED AGREEMENT ("Agreement") is made and entered into as of the 11th day of September, 1998, by and between DEVELOPED TECHNOLOGY RESOURCE, INC., a corporation organized under the laws of the State of Minnesota (hereinafter the "Manager"), and FOODMASTER INTERNATIONAL L.L.C., a limited liability company organized under the laws of the State of Delaware (hereinafter the "Company").

                          WITNESSETH:

          WHEREAS, the Company has been formed by the Manager and certain other parties (collectively the "Members") for the purpose of producing, packaging and distributing high-quality, branded dairy products and fruit juice, and other products as agreed to by the Members, in the former Soviet Union;

          WHEREAS, the Members have entered into that certain
Amended and Restated Limited Liability Company Agreement, as of the date hereof (the "Operating Agreement"), with respect to the operation of the Company;

          WHEREAS, as an inducement to the Members to form the Company, Manager agreed to manage the business of the Company pursuant to the terms of that certain Management Agreement, made and entered into as of March 3, 1997, by the Manager and the Company (the "Original Agreement"); and

          WHEREAS, Manager and the Company desire to amend and restate the Original Agreement as set forth herein."

          NOW, THEREFORE, for and in consideration of the foregoing and the premises and mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

          1. Engagement of Manager. The Company hereby engages the Manager to develop, manage and operate all business activities of the Company and to do and perform any and all things in the management of those business activities customarily performed by managers of similar businesses, subject to the terms and conditions imposed by this Agreement.

          2. Acceptance by Manager/Priority of Resources. Manager hereby agrees to manage the business of the Company on the terms and conditions provided herein. In addition to the provisions of Section 5(a) of this Agreement, it is understood and agreed that the Manager will devote all resources necessary to the performance of its obligations under this Agreement and shall not undertake any other projects or commitments which may adversely affect its ability to perform its obligations under this Agreement.

          3. Control by the Company. Notwithstanding any other provision of this Agreement, the Manager shall be subject to the direction and control of the Company with respect to all aspects of the performance of its obligations under this Agreement

          4.   Duties of Manager.  Subject to the provisions of
Section 3, Manager agrees to perform all actions reasonably necessary to develop, manage and operate the business activities of the Company, including without limitation the following:

          a.   Manage all business activities of the Company.

          b. Conduct all business activities of the Company's operations in Kazakstan, Moldova and the Ukraine, and in any other location in which the Company undertakes operations.

          c. Investigate other dairy, juice and related products operations in the former Soviet Union for possible investment by the Company.

          d. Establish and maintain bank accounts for the Company, provided that such accounts shall be approved by the Company prior to being established, and keep the books and records of all business activities of the Company, to pay all debts and obligations, to execute contracts as authorized by the Company.

          e. Engage accountants for the Company and for the businesses owned and controlled by the Company, provided that such accountants shall be approved by the Company prior to engagement. Select, employ, supervise, direct, pay and discharge all employees or independent contractors necessary, in Manager's opinion, for the development, management, and operation of the Company's businesses in the former Soviet Union, and all such persons shall be employees or agents of Manager and not of the Company. Manager shall carry workers' compensation insurance, written in such manner as also to protect the Company in an appropriate amount, covering all such employees, and shall withhold for tax purposes and make all deductions and file all reports required under all applicable laws and regulations.
          f. Such other duties and responsibilities reasonably requested from time to time by the Company.

          5.   Exclusivity/Employee Non-Competes.

          (a) The Manager shall cause John P. Hupp, Erlan Sagadiev, Denis Gablenko, Lydia L. Bauer, Kevin Cuthill, and LeAnn Davis, and all other persons employed by the Manager during the term of this Agreement to perform duties or functions similar to those performed by the foregoing (collectively "Senior Management"), to work exclusively on behalf of the Company to the exclusion of all other projects or business during the terms of this Agreement. Without limiting the foregoing, Senior Management shall not participate or be involved, in any manner or capacity, in the management or operations of SXD, Inc., a subsidiary of the Manager. Notwithstanding the foregoing, John Hupp may serve as President, Chief Executive Officer and a Director of the Manager and devote such time as is necessary to fulfill his fiduciary duties as an officer and director of the Manager and LeAnn Davis may serve as chief financial officer and secretary of the Manager.

          (b) The Manager shall cause each member of Senior Management to enter into non-competition agreements pursuant to which such person agrees that during their employment with the Manager and for a period of one year after termination thereof (whether voluntary or involuntary), such employee shall not (i) directly or indirectly maintain an ownership interest in, operate, or work for any entity which produces, packages or distributes dairy, juice or other food products in any of the Republics of the former Soviet Union in which the Company engages, or proposes to engage, in such activities, (ii) solicit, do business with, or deliver products or services to any person or entity who was a client or customer of the Company, or (iii) employ or offer to employ any individual who was employed by the Manager or the Company or in any way associated with the Manager or the Company. Manager shall provide copies of all agreements entered into pursuant to this Section 5(b) to the Company upon request.

          6. Independent Contractor. The Manager shall operate as an independent contractor and neither Manager nor its employees shall be considered employees of the Company.

          7. Property of the Company. It is understood and agreed that all books, records, files, reports, business products, discoveries, improvements, know-how or techniques made, developed or created by the Manager (or its agents or employees) in connection with the performance of the Manager's obligations under this Agreement, shall be the property of the Company and shall be assigned to the Company upon request. Nothing in this Agreement is intended to preclude the Manager from using (i) any products, discoveries, improvements, know-how or techniques in connection with projects which the Manager is not precluded from undertaking under the terms of the Operating Agreement, or (ii) products, discoveries, improvements, know-how or techniques unrelated to the production, packaging or distribution of dairy, juice or other food related products in the former Soviet Union.

          8. Insurance. The Company shall provide liability insurance in an amount satisfactory to the Manager. The Manager shall be named insured on such liability insurance policies and certificates of insurance shall be provided to the Manager.

          9. Reports. The Manager will submit to the Company monthly financial statements for all businesses in which the Company has an investment and will provide such other information and reports as may be requested from time to time by the Company.

          10. Preparation of Annual Budget. Manager shall prepare a preliminary annual budget forty-five (45) days prior to the end of each fiscal year. The Company shall provide the Manager with an approved budget for each fiscal year prior to the beginning of that fiscal year. The Company must approve any expenses incurred by the Manager in excess of amounts specified in the approved budget.

          11.  Indemnification.

          (a) The Company shall indemnify and hold harmless the Manager from and against any and all claims or liabilities for damage or injury to property or persons or death of persons occurring on or about the premises of any businesses owned or controlled by the Company and managed by the Manager, except for such claims as arise due to the negligent act or omission of Manager, its agents or employees.

          (b) The Manager shall indemnify and hold harmless the Company against any and all claims or liabilities for damage or injury to property or persons or death of persons resulting or arising from the negligent acts or omissions of the Manager, its agents or employees, except for such claims as arise due to the negligent acts or omissions of the Company which do not involve any negligent acts or omissions of the Manager, its agents or employees.

          12. Compensation and Expense Reimbursement. As consideration for performing the services identified in this Agreement, the Company shall reimburse the Manager for all expenses reasonably incurred by the Manager in connection with the performance of services under this Agreement provided that such expenses are specified in the budget approved pursuant to
Section 10 or have been pre-approved by the Company. The Manager shall provide the Company with monthly invoices (in form and detail as reasonably acceptable to the Company) of expenses to be reimbursed under this Agreement. The Company shall pay the Manager for expenses identified in such invoice within thirty
(30) days of the receipt of an invoice.

          13.  Option Plans.    During the term of this
Agreement, the Manager shall not, without the prior approval of the Company which shall not be unreasonably withheld, alter or amend any of the plans or programs in existence as of the date of this Agreement, pursuant to which options to purchase stock of the Manager ("Options") are granted to Senior Management. The foregoing prohibition shall include, without limitation, the issuance of any Options subsequent to the date of this Agreement.
          14. Shareholder Agreements. The obligations of the Company under this Agreement are conditioned upon each of John P. Hupp and Erlan Sagadiev having entered into an agreement with the Manager (a "Shareholder Agreement") pursuant to which Messrs. Hupp and Sagadiev each agree that, until and unless

          (a) API (as defined in the Operating Agreement) sells, transfers or liquidates its interest in the Company,

          (b)  API exercises its rights set forth in either
          Section 6.3 or Section 6.4 of the Operating Agreement,

          (c)  he is involuntarily terminated from the Manager,

          (d) one year after API becomes entitled to exercise the put right provided for in Section 6.4 of the Operating Agreement, or

          (e)  the termination of this Agreement pursuant to
          Section 15 other than termination by the Company for cause,

he will not, without the prior consent of the Company, sell, pledge or transfer any shares of stock of the Manager in excess of that number of shares equal to thirty-five percent (35%) of the number of shares of stock of the Manager subject to all vested Options, whether exercised or unexercised, owned by Messrs. Hupp or Sagadiev, as the case may be, at the time of such sale, pledge or transfer, provided that neither Messrs. Hupp or Sagadiev shall be permitted to sell any shares of stock of the Manager unless written notice thereof has been provided to the Company at least thirty (30) days prior to such sale. Manager shall not give effect to any attempted transfers of shares of its stock in violation of the Shareholder Agreements.
Notwithstanding the other provisions of this Section 14, the Shareholders Agreement shall not prohibit either Messrs. Hupp or Sagadiev from selling, pledging or transferring any shares of stock of the Manager to the extent that such shares are acquired other than through the exercise of the Options.

          15. Contracts. Contracts and agreements entered into in accordance with Section 4 of this Agreement in connection with the development, management or operation of the businesses owned or controlled by the Company and managed by the Manager shall be executed by the Manager as agent of the Company, and the Company agrees to indemnify and hold harmless the Manager from and against all existing and future liabilities under such contracts and agreements, provided that the Manager shall have no authority to incur any obligation on behalf of the Company that exceeds [U.S.]$25,000 unless (i) the amount of such obligation, the identity of the party to whom the obligation is to be incurred, and the purpose for which the obligation is to be incurred is specified in a budget approved by the Company, or (ii) such obligation is otherwise specifically approved by the Company.

          16. Term. This Agreement shall be effective as of the date of the Original Agreement and shall remain in effect until terminated in accordance with the following sentence. This Agreement shall not terminate except (i) by mutual consent of the parties hereto, (ii) by either party for cause, (iii) by the Company upon sixty (60) day prior written notice, or (iv) upon the liquidation of the Company. For purposes of this Agreement, "cause" shall mean the breach of any term hereof which breach is not cured within thirty (30) days of the delivery of notice of such breach by the party seeking termination.

          17. Cooperation Between Parties. The parties agree to give each other full cooperation and assistance to the end that both parties may discharge their responsibilities hereunder. Without limiting the foregoing or any other provision of this Agreement, the Manager shall provide the Company, upon request with copies of all agreements, contracts and other documents entered into in connection with, or pursuant to the terms of this Agreement.

          18. Notices. Wherever in this Agreement it shall be required or permitted that notice or demand be given or served by either party to this Agreement to or on the other, such notice or demand shall be given or served either personally or forwarded by registered or certified mail, postage prepaid, and a copy sent by telex or facsimile. Any notice so given shall be deemed to have been received as of the date the original is received, or as of the date on which a copy was sent by telex or facsimile and a confirmation of receipt indicated on the sending telex or facsimile machine, whichever is earlier. The addresses for the parties are as follows:
          To the Manager:     Developed Technology Resource, Inc.
                              7300 Metro Blvd., Suite 550
                              Edina, MN  55439
                              Telecopy: 612-820-0011

          To the Company:     c/o Agribusiness Management Co.
                              1004 Farnham Street, Suite 400
                              Omaha, NE 68102
                              Telecopy: 402-345-8966

Such addresses may be changed from time to time by either party by serving notice as above provided.

          19. Assignment. This Agreement shall be binding upon the successors and assigns of the parties hereto and may not be assigned by Manager, except to an entity controlled by Manager, without the prior written consent of the Company.

          20. Amendment or Modification. This Agreement constitutes the entire agreement between the parties hereto, and no variance or modification hereof shall be valid or enforceable, except by an amendment or supplemental agreement in writing executed by the parties hereto.

          21. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          22. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original but all of which shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

                         FOODMASTER INTERNATIONAL L.L.C.

                              By API Dairy Partners L.P.,
Member

                                   By Agribusiness Holding
Company L.L.C., its
general partner



                                   By__________________________
                                     Robert H. Peyton, President


                         DEVELOPED TECHNOLOGY RESOURCE, INC.


                              By_________________________________
                                John P. Hupp, President